As filed with the Securities and Exchange Commission on October 20, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
ASPECT MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-2985553 (I.R.S. Employer Identification No.)

One Upland Road, Norwood, Massachusetts (Address of Principal Executive Offices)	02062 (Zip Code)
2001 STOCK INCENTIVE PLAN
(Full Title of the Plan)
Nassib G. Chamoun
President and Chief Executive Officer
Aspect Medical Systems, Inc.
One Upland Road
Norwood, Massachusetts 02062
(Name and Address of Agent For Service)
(617) 559-7000
(Telephone Number, Including Area Code, of Agent For Service)
With copy to:
Susan W. Murley, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
(617) 526-6000
CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
of Securities to be Registered	Registered(1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock, $0.01 par value per share (including the associated Series A Junior Participating Preferred Stock purchase rights)	700,000 shares	$3.92(2)	$2,744,000(2)	$108

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Market on October 15, 2008.

Item 3. Incorporation of Documents by Reference.
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Ex-5.1 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Ex-23.2 Consent of Ernst & Young LLP

Statement of Incorporation by Reference
     This Registration Statement on Form S-8 is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-86048, filed by the Registrant on April 11, 2002, the Registration Statement on Form S-8, File No. 333-124728, filed by the Registrant on May 9, 2005 and the Registration Statement on Form S-8, File No. 333-148376, filed by the Registrant on December 28, 2007 each relating to the Registrant’s 2001 Stock Incentive Plan, except for Item 3, Incorporation of Documents by Reference, Item 5, Interests of Named Experts and Counsel and Item 8, Exhibits.
     Item 3. Incorporation of Documents by Reference.
     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
     (a) The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.
     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.
     (c) The description of the securities contained in the Registrant’s registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
     Item 5. Interests of Named Experts and Counsel.
     Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Certain attorneys at Wilmer Cutler Pickering Hale and Dorr LLP own shares of the Registrant’s Common Stock.
     Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwood, Massachusetts, on this 20th day of October, 2008.

ASPECT MEDICAL SYSTEMS, INC.
By:	/s/ Nassib G. Chamoun
Nassib G. Chamoun
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Aspect Medical Systems, Inc., hereby severally constitute and appoint Nassib G. Chamoun, J. Breckenridge Eagle and Michael Falvey, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aspect Medical Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nassib G. Chamoun Nassib G. Chamoun	President, Chief Executive Officer and Director (Principal Executive Officer)	October 20, 2008

/s/ J. Breckenridge Eagle J. Breckenridge Eagle	Chairman of the Board of Directors	October 20, 2008

/s/ Michael Falvey Michael Falvey	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 20, 2008

/s/ Boudewijn L.P.M. Bollen Boudewijn L.P.M. Bollen	Director	October 20, 2008

/s/ Michael A. Esposito Michael A. Esposito	Director	October 20, 2008

/s/ David Feigal, M.D. David Feigal, M.D.	Director	October 20, 2008

/s/ Edwin M. Kania Edwin M. Kania	Director	October 20, 2008

/s/ James J. Mahoney, Jr. James J. Mahoney, Jr.	Director	October 20, 2008

/s/ John J. O’Connor John J. O’Connor	Director	October 20, 2008

/s/ Donald R. Stanski, M.D. Donald R. Stanski, M.D.	Director	October 20, 2008

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant, as amended

4.3(3)	Rights Agreement dated November 29, 2004 between the Registrant and EquiServe Trust Company, N.A., as rights agent

4.4(4)	Amendment No. 1, dated as of May 23, 2005, to the Rights Agreement, dated as of November 29, 2004, between the Registrant and EquiServe Trust Company, N.A., as rights agent.

4.5(5)	Amendment No. 2, dated as of November 1, 2007, to the Rights Agreement, dated as of November 29, 2004, between the Registrant and EquiServe Trust Company, N.A., as rights agent.

4.6(6)	Amendment No. 3 to Rights Agreement, dated as of June 2, 2008, between Aspect Medical Systems, Inc. and Computershare Trust Company, N.A.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-86295), and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 5, 2007 (File No. 000-24663), and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 1, 2004 (File No. 000-24663), and incorporated herein by reference.

(4)	Previously field with the Securities and Exchange Commission as Exhibit 2 to the Registrant’s Registration Statement on form 8-A/A filed on May 23, 2005 (File No. 000-24663), and incorporated herein by reference.

(5)	Previously field with the Securities and Exchange Commission as Exhibit 3 to the Registrant’s Registration Statement on form 8-A/A filed on November 7, 2007 (File No. 000-24663), and incorporated herein by reference.

(6)	Previously field with the Securities and Exchange Commission as Exhibit 4 to the Registrant’s Registration Statement on form 8-A/A filed on June 2, 2008 (File No. 000-24663), and incorporated herein by reference.